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                                                                      EXHIBIT 99

[GRAPHIC OMITTED]
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA Pharmaceuticals, Inc.(R)
For immediate release

                         DUSA PHARMACEUTICALS ANNOUNCES
                 COURT RULING HALTS SALE OF GENERIC NICOMIDE(R)

                   Injunction stops River's Edge from selling
                     generic version of DUSA's Nicomide(R)

Wilmington, MA - May 15, 2006 - DUSA Pharmaceuticals, Inc. (NASDAQ NMS: DUSA) announced today that the United States District Court in Trenton, N.J., issued a preliminary injunction against River's Edge Pharmaceuticals LLC enjoining the company from selling its niacinamide formula drug as a generic substitute for Nicomide(R), a patented product of DUSA's. In issuing the injunction, which will be effective as soon as DUSA posts a bond or cash in lieu thereof (expected this afternoon), the court ordered that River's Edge must i) cease importing, making, having made, using, selling, and/or offering to sell its product; ii) immediately recall and remove from the stream of commerce its product and any other infringing products from all distributors, wholesalers, franchisees, agents, independent contractors, other individuals or entities known to River's Edge, except for retailers; and iii) request the removal of the listing of its product as a substitute from the National Drug Data File maintained by First DataBank, Inc. and any similar database. Nicomide is the key product acquired by DUSA when it merged with Sirius Laboratories, Inc. in March of 2006.

The ruling came about as a result of the filing of a patent infringement lawsuit by DUSA and Sirius Laboratories, now a wholly owned subsidiary, against River's Edge. The court had agreed earlier in April to an expedited hearing of the motion for the preliminary injunction in the case brought by DUSA.

According to Bob Doman, DUSA President and Chief Operating Officer, "DUSA takes protection of its intellectual property very seriously and we intend to vigorously defend our patent estate whenever warranted. We appreciate the efforts of our legal team and are thankful that the court has arrived at such a rapid and positive ruling for DUSA."

"While in some cases patent infringements can be a distraction from a company's day to day business, DUSA has not missed any market opportunities while this case progressed. The merger with Sirius successfully broadened the proprietary portfolio of products that we could offer to dermatologists and other clinicians. Since then, our newly expanded sales organization has been actively promoting Nicomide, and, as stated in our Q1 2006 press release last week, the merger has already helped DUSA achieve record revenues during Q1. Based on today's ruling, we look forward to continued success going forward" added Doman.

DUSA Pharmaceuticals, Inc. is an integrated dermatology specialty pharmaceutical company focused primarily on the development and marketing of its Levulan(R) Photodynamic Therapy (PDT) technology platform, and complementary dermatology products. Levulan PDT is currently approved for the treatment of pre-cancerous actinic keratoses, and is being developed for the treatment of acne and photodamage. DUSA's


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other dermatology products include Nicomide(R), and the AVAR(R) line, resulting from its recent merger with Sirius Laboratories, Inc. These products target patients with acne and rosacea. DUSA is also developing certain internal indications of Levulan PDT. DUSA is based in Wilmington, MA.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to expected effectiveness of the court order, intentions to defend patents, offerings of products being offered to dermatologists and clinicians. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation litigation process, our ability to penetrate the market, maintenance of our patent portfolio, sufficient funding and other risks and uncertainties identified in DUSA's filings with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2005.

For further information contact:
D. Geoffrey Shulman, MD, Chairman & CEO
or Shari Lovell, Director, Shareholder Services
Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com